Exhibit 21

FIFTH THIRD BANCORP SUBSIDIARIES

As of December 31, 2010

Name	Jurisdiction of Incorporation
Fifth Third Capital Trust IV	Delaware
Fifth Third Capital Trust V	Delaware
Fifth Third Capital Trust VI	Delaware
Fifth Third Capital Trust VII	Delaware
Fifth Third Financial Corporation	Ohio
Fifth Third Bank	Ohio
The Fifth Third Leasing Company	Ohio
The Fifth Third Auto Leasing Trust	Delaware
Fifth Third Foreign Lease Management, LLC	Delaware
Fifth Third International Company	Kentucky
Fifth Third Trade Services Limited	Hong Kong
Fifth Third Real Estate Capital Markets Company	Ohio
Fifth Third Holdings, LLC	Delaware
Fifth Third Holdings Funding, LLC	Delaware
Fifth Third Auto Trust 2008-1	Delaware
Fifth Third Conduit Holdings, LLC	Delaware
Fifth Third Auto Conduit Funding, LLC	Delaware
Fifth Third Auto Conduit Funding Two, LLC	Delaware
Fifth Third Mortgage Insurance Reinsurance Company	Vermont
Fifth Third Mortgage Company	Ohio
Fifth Third Real Estate Investment Trust, Inc.	Maryland
Fifth Third Securities, Inc.	Ohio
Fifth Third Asset Management, Inc.	Ohio
Fifth Third Insurance Agency, Inc.	Ohio
FTPS Partners, LLC	Delaware
First National Bankshares Statutory Trust I	Connecticut
First National Bankshares Statutory Trust II	Connecticut
Fifth Third Reinsurance Company, LTD	Turks and Caicos Islands
Fifth Third Community Development Corporation	Indiana
Fifth Third New Markets Development Co., LLC	Ohio
Fifth Third Capital Holdings, LLC	Delaware
Fountain Square Life Reinsurance Company, Ltd.	Turks and Caicos Islands
R&G Capital Trust I	Delaware
R&G Capital Trust II	Connecticut
R&G Capital Trust IV	Connecticut
Vista Settlement Services, LLC	Delaware
Fifth Third Investment Company	Ohio
Fifth Third Mauritius Holdings Limited	Mauritius
Old Kent Investment Corporation	Nevada
GNB Management, LLC	Delaware
GNB Realty, LLC	Delaware
Old Kent Mortgage Services, Inc.	Michigan
Fifth Third Mortgage – Michigan, LLC	Delaware
Fifth Third Funding, LLC	Delaware
Fifth Third Home Equity Loan Trust 2003-1	Delaware
First Charter Capital Trust I	Delaware
First Charter Capital Trust II	Delaware
Walnut & Vine Holdings, LLC	Delaware
Walnut & Vine Properties I, LLC	Delaware
Walnut & Vine Properties II, LLC	Delaware
810 Schutte Road, LLC	Indiana